Exhibit 10. 3
OXiGENE, Inc.
Named Executive Officers Compensation Arrangements
     The following are our named executive officers. Their annual base salaries for 2005 are as follows:

Named Executive Officer	Position	2005 Salary
Frederick W. Driscoll	President and Chief Executive Officer	$325,000
David Chaplin	Chief Scientific Officer and Head of
	Research and Development	$325,000
Scott Young (1)	Chief Operating Officer	$240,000
James B. Murphy (1)	Vice President and Chief Financial Officer	$220,000

(1)	The annual base salaries listed for both Mr. Young and Mr. Murphy became effective in June 2005.